UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2024, CF Industries Holdings, Inc. (“CF Industries” or the “Company”) announced that Gregory D. Cameron has been appointed Executive Vice President and Chief Financial Officer (principal financial officer), effective June 17, 2024. Mr. Cameron succeeds Christopher D. Bohn, who was appointed to serve as the Company’s Executive Vice President and Chief Operating Officer in February 2024 and continued to serve as the Company’s Chief Financial Officer until the effective date of Mr. Cameron’s appointment.

Mr. Cameron, 55, joins CF Industries from Bloom Energy Corporation, which designs, manufactures, sells, and installs solid-oxide fuel cell systems for on-site power generation, where Mr. Cameron served as President and Chief Financial Officer from February 2023 to May 2024 and as Executive Vice President and Chief Financial Officer from April 2020 to February 2023. Mr. Cameron joined Bloom Energy from General Electric Company, where he served as President and Chief Executive Officer, Global Operations-GE Company from 2018 through 2019 and as President and Chief Executive Officer, Global Legacy Solutions-GE Capital from 2016 through 2018. Prior to 2016, he served in various senior roles with General Electric, including as Chief Financial Officer, Americas-GE Capital from 2009 through 2016.

Mr. Cameron has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Cameron’s employment, he will receive an annual base salary of $750,000 and a target annual incentive (bonus) opportunity equal to 90% of his base salary. Mr. Cameron was granted a fiscal year 2024 long-term equity incentive award under the Company’s 2022 Equity and Incentive Plan (the “Plan”) consisting of 12,377 restricted stock units (“RSUs”) and 18,566 performance restricted stock units (“PRSUs”). Subject to Mr. Cameron’s continued employment or qualifying service with the Company, and subject to accelerated vesting in connection with a Change in Control (as defined in the Plan) or Mr. Cameron’s death or Disability (as defined in the award agreements), (i) the RSUs will vest one-third on the first anniversary of the grant date, one third on January 3, 2026, and one third on January 3, 2027 and (ii) the PRSUs will vest upon the certification by the Compensation and Management Development Committee of the Company’s Board of Directors of the attainment of the performance goals following the end of the three-year performance period ending December 31, 2026. The performance metrics for the PRSUs are structured in the same manner as the PRSUs granted to the Company’s executive officers every year since 2018 and are the same as the PRSUs awarded to the Company’s executive officers in January 2024. The number of PRSUs earned under the PRSUs will be determined based on the Company’s average return on net assets (“RONA”) performance over three one-year periods and subject to a three-year total shareholder return modifier. The RONA performance levels for fiscal 2024 and corresponding payout percentages for the year established by the Compensation and Management Development Committee will be disclosed in the proxy statement for CF Industries’ 2025 annual meeting of shareholders.

Mr. Cameron was also granted a one-time new hire award under the Plan of 12,893 RSUs. Subject to Mr. Cameron’s continued employment or qualifying service with the Company, and subject to accelerated vesting in connection with a Change in Control (as defined in the Plan) or Mr. Cameron’s death or Disability (as defined in the award agreements), these RSUs will vest in equal installments on each of the first three anniversaries of the grant date.

Mr. Cameron also entered into a change in control agreement with the Company. Under the terms of this agreement (which is in the Company’s standard form of change in control agreement for senior executives), Mr. Cameron is generally entitled to receive certain payments and benefits from the Company if the Company terminates his employment without cause or if he resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a Change in Control (as such terms are defined in the agreements). Following a qualifying termination, the change in control agreement provides for (i) a lump sum payment equal to two times the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance. He will also receive a cash payment equal to the employer matching and annual service contributions that we would have made on his behalf for a period of two years under our defined contribution 401(k) plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan.

In addition, the Compensation and Management Development Committee of the Company’s Board of Directors also approved a retention award under the Plan, effective June 17, 2024, to Bert A. Frost, the Company’s Executive Vice President, Sales, Market Development, and Supply Chain, of 45,125 RSUs. Subject to Mr. Frost’s continued employment or qualifying service with the Company, and subject to accelerated vesting in connection with a Change in Control (as defined in the Plan) or Mr. Frost’s death or Disability (as defined in the award agreement), the RSUs will vest in full on January 3, 2027. The retention award was effected under the Company’s standard form of award agreement, except that the award does not provide for pro-rata vesting in the event of Mr. Frost’s retirement prior to the final vesting date.

Item 7.01.	Regulation FD Disclosure.

On June 17, 2024, the Company issued a press release regarding Mr. Cameron’s appointment as Executive Vice President and Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated June 17, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2024	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Michael P. McGrane
		Name:	Michael P. McGrane
		Title:	Vice President, General Counsel, and Secretary

4